Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form

S-8 of our reports dated March 8, 2006 relating to the consolidated financial statements and financial statement schedules of Great Plains Energy Incorporated and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of a new accounting standard and revisions made to the consolidated statements of cash flows for the years ended December 31, 2004 and 2003) and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Great Plains Energy Incorporated for the year ended December 31, 2005 and our report dated June 27, 2005 appearing in the Annual Report on Form 11-K of Great Plains Energy Incorporated Cash or Deferred Arrangement ("Employee Savings Plus Plan") for the year ended

December 31, 2004.

/s/DELOITTE & TOUCHE LLP

Kansas City, Missouri

March 29, 2006